                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                         CONTACT:
                                              Sarah Carmody, Investor Relations
                                              617.779.7892
                                              scarmody@amicas.com

                 AMICAS REPORTS FINANCIAL RESULTS FOR THE SECOND
                       FISCAL QUARTER ENDED JUNE 30, 2005

 CONTINUED STRONG REVENUE GROWTH, IMPROVED EARNINGS AND A STRONG BALANCE SHEET

Boston, MA, July 20, 2005 /PRNewswire/ -- AMICAS, Inc. (Nasdaq: AMCS), a leader in radiology and medical image and information management solutions, today reported unaudited financial results for the quarter ended June 30, 2005.

Total revenues for the second quarter of 2005 were $12.8 million as compared to $10.0 million for the second quarter of 2004, which represents a year over year increase of 28%. Sequentially, from the first quarter of 2005, revenues increased by $0.7 million or 6%.

Operating loss for the second quarter of 2005 was $(0.6) million compared to a loss of $(3.5) million for the second quarter of 2004. The Company's loss from continuing operations for the second quarter of 2005 was $(31) thousand, or $0.00 per basic and diluted share, compared to a loss from continuing operations of $(3.9) million, or $(0.09) per basic and diluted share, for the second quarter of 2004.

The Company's operating loss of $(0.6) million for the second quarter of 2005 includes $0.5 million of settlement earnout, $0.3 million of restructuring and severance, and $1.0 million of depreciation and amortization.

For the first six months of 2005 total revenues were $24.9 million, a 28% increase compared to $19.5 million for the first six months of 2004. Loss from continuing operations for the first six months of 2005 was $(2.3) million, or $(0.05) per basic and diluted share, compared to a loss from continuing operations of $(9.3) million, or $(0.22) per basic and diluted share, for the first six months of 2004.

Dr. Stephen Kahane, CEO and chairman of AMICAS said, "Demand for image and information management systems including PACS remains high. The AMICAS Vision Series of PACS, RIS, Financials and Document Management addresses the imaging center, radiology group and hospital market needs in a way that is easy to cost justify and with a technology base that is already proven in the marketplace. Our team at AMICAS is continuing to deliver results for our customers and this, in turn, is resulting in solid financial results for the Company."

Peter McClennen, president and COO of AMICAS said, "During the quarter, we were again recognized by independent industry analysts as a leader in PACS and RIS. In Q2, we made many operational improvements designed to continue our great tradition of high quality customer service and lay a foundation for profitable growth. We are investing significantly in R&D and in expanding and driving efficiency into our distribution, deployment and customer support capabilities."

Dr. Kahane went on to say that, "I am pleased with our financial results. Our results are continuing to improve significantly ahead of plan, and with the strong balance sheet we have in place, we believe that we are well positioned for continued success with our customers and in turn our stockholders."
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AMICAS ended the quarter with cash and cash equivalents of $83.0 million, no long-term debt and working capital of $71.7 million.

The Company is increasing its guidance for fiscal 2005 revenues to increase between 21% and 23% over 2004. The Company said that it continues to expect to have operating income adjusted to exclude depreciation, amortization and the earnout related charges as a percentage of revenues in the 10% to 15% range in the fourth quarter of 2005. Additionally, the Company expects to be net income positive in both the third and fourth quarter of 2005. These estimates assume, among other things, a negligible income tax provision. The 2005 amounts represent continuing operations and exclude the gain on sale of the Company's medical division recorded in the first quarter of 2005.

ABOUT AMICAS, INC.

AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS Vision Series(TM) products provide a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided a fully-integrated, HIS/RIS-independent PACS, featuring advanced enterprise workflow support and scalable design. Complementing the Vision Series product family is AMICAS Insight Services(SM), a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise.

SAFE HARBOR STATEMENT
Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company's quarterly sales are concluded in the last month of the fiscal quarter; the length of sales and delivery cycles; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of current and new product and service introductions and product upgrade releases; the inability to achieve revenues from combined lines of products; the ability of AMICAS to comply with all government laws, rules and regulations; and other risks affecting AMICAS' businesses generally and as set forth in AMICAS' most recent filings with the Securities and Exchange Commission. ALL FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND ARE MADE ONLY AS OF THE DATE OF THIS RELEASE. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the period ended, June 30, 2005 contained in this press release are subject to review by the Company's independent registered public accounting firm.


                                       2
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                                  AMICAS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED          SIX MONTHS ENDED
                                                               ------------------          ----------------
                                                                     JUNE 30,                   JUNE 30,
                                                                     --------                   --------
                                                               2005          2004          2005          2004
                                                               ----          ----          ----          ----
REVENUES
  Maintenance and services                                   $  8,933      $  7,310      $ 17,355      $ 13,888
  Software licenses and system sales                         $  3,863         2,682      $  7,524         5,570
                                                             --------      --------      --------      --------
TOTAL REVENUES                                                 12,796         9,992        24,879        19,458
                                                             --------      --------      --------      --------

COSTS AND EXPENSES
Cost of revenues:
  Maintenance and services                                      1,378         1,532         2,585         3,112
  Software licenses and system sales, includes
    amortization of software costs of $498, $794, $987
    and $1,589, respectively                                    1,381         1,177         2,812         2,620
Selling, general and administrative                             7,129         7,982        15,340        16,185
Research and development                                        2,203         2,248         4,567         4,653
Depreciation and amortization                                     467           515           961         1,077
Settlement of earn-out                                            468            --         1,554            --
Settlement of litigation                                           --            --            --           325
Restructuring charges                                             332            --         1,023            --
                                                             --------      --------      --------      --------
                                                               13,358        13,454        28,842        27,972
                                                             --------      --------      --------      --------
OPERATING LOSS                                                   (562)       (3,462)       (3,963)       (8,514)

NON-OPERATING INCOME (EXPENSE)

Interest income                                                   514            27           929            53
Interest expense                                                   (2)         (351)         (749)         (724)
                                                             --------      --------      --------      --------
LOSS FROM CONTINUING OPERATIONS,
  BEFORE INCOME TAXES                                             (50)       (3,786)       (3,783)       (9,185)
(Benefit) provision for income taxes                              (19)           75        (1,500)          150
                                                             --------      --------      --------      --------
LOSS FROM CONTINUING OPERATIONS                                   (31)       (3,861)       (2,283)       (9,335)

Gain on the sale of discontinued operations,
  net of taxes of $34,600                                          --            --        46,070            --
Income from discontinued operations                                --         3,870            --         7,160
                                                             --------      --------      --------      --------
NET (LOSS) INCOME                                            $    (31)     $      9      $ 43,787      $ (2,175)
                                                             ========      ========      ========      ========

NET (LOSS) INCOME PER SHARE

  Basic:
     Continuing operations                                   $  (0.00)     $  (0.09)     $  (0.05)     $  (0.22)
     Discontinued operations                                     0.00          0.09          1.03          0.16
                                                             --------      --------      --------      --------
                                                             $  (0.00)     $   0.00      $   0.98      $  (0.05)
                                                             ========      ========      ========      ========

  Diluted:
     Continuing operations                                   $  (0.00)     $   0.00      $  (0.05)     $  (0.22)
     Discontinued operations                                       --          0.09          1.03          0.16
                                                             --------      --------      --------      --------
                                                             $  (0.00)     $   0.00      $   0.98      $  (0.05)
                                                             ========      ========      ========      ========


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:

  Basic                                                        45,169        43,438        44,897        43,405
  Diluted                                                      45,169        43,438        44,897        43,405

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                                  AMICAS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                     JUNE 30,     DECEMBER 31,
ASSETS                                                                2005           2004
------                                                                ----           ----
Current assets:
  Cash and cash equivalents                                         $  83,005      $  12,634
  Accounts receivable, net                                             14,546         11,423
  Computer hardware held for resale                                       130            279
  Deferred income taxes, net                                               --         28,200
  Prepaid expenses and other current assets                             1,940          3,053
  Current assets of discontinued operations                                --         10,551
                                                                    ---------      ---------
TOTAL CURRENT ASSETS                                                   99,621         66,140

Property and equipment, net                                             1,290          1,988
Goodwill                                                               27,313         27,313
Acquired/developed software, less accumulated amortization             10,601         11,580
Other intangible assets, less accumulated amortization                  2,724          2,938
Other assets                                                              894          1,447
Non-current assets of discontinued operations                              --         22,480
                                                                    ---------      ---------
TOTAL ASSETS                                                        $ 142,443      $ 133,886
                                                                    =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

  Accounts payable and accrued expenses                             $  13,794      $  12,045
  Deferred revenue, including unearned discounts                       12,368         10,474
  Current portion long-term debt                                           20          9,657
  Other current liabilities                                             1,737             --
  Current liabilities discontinued operations                              --         13,996
                                                                    ---------      ---------
TOTAL CURRENT LIABILITIES                                              27,919         46,172

Long-term debt                                                             --         19,017
Non-current liabilities of discontinued operations                         --          2,813
Other liabilities, primarily unearned discounts                         1,109          1,229

Stockholders' equity:
  Preferred stock $.001 par value; 2,000,000 shares authorized;
  none issued and outstanding                                              --             --
  Common stock  $.001 par value; 200,000,000 shares authorized;            48             46
  47,829,663 and 46,338,568 shares issued
  Additional paid-in capital                                          216,859        211,888
  Accumulated deficit                                                 (97,020)      (140,807)
  Treasury stock, at cost, 1,985,502 shares                            (6,472)        (6,472)
                                                                    ---------      ---------
TOTAL STOCKHOLDERS' EQUITY                                            113,415         64,655
                                                                    ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 142,443      $ 133,886
                                                                    =========      =========